EXHIBIT (4)(C)(19)

THIRTEENTH AMENDMENT TO CREDIT AGREEMENT

		THIS THIRTEENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 16, 2001, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MICHIGAN NATIONAL BANK (as successor in interest to Mellon Bank, N.A.) (the "Lender").

RECITALS

		A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", the "Fourth Amendment", the "Fifth Amendment", the"Sixth Amendment", the "Seventh Amendment" the "Eighth Amendment", the "Ninth Amendment", the "Tenth Amendment", the "Eleventh Amendment" and the "Twelfth Amendment", each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Thirteenth Amendment shall have the same meaning as in the Credit Agreement.

B. The Borrower and the Lender entered into the First Amendment to Credit
Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment"), the Fifth Amendment to Credit Agreement dated as of July 8, 1998 ("Fifth Amendment"), the Sixth Amendment to Credit Agreement dated as of December 28, 1998 ("Sixth Amendment"), the Seventh Amendment to Credit Agreement dated as of June 29, 1999 ("Seventh Amendment"), the Eighth Amendment to Credit Agreement Dated as of December 31, 1999 ("Eighth Amendment"), the Ninth Amendment to Credit Agreement dated as of January 28, 2000 ("Ninth Amendment"), the Tenth Amendment to Credit Agreement dated as of June 23, 2000 ("Tenth Amendment"), the Eleventh Amendment to Credit Agreement dated as of March 30, 2001 ("Eleventh Amendment"), and the Twelfth Amendment to Credit Agreement dated as of May 31, 2001 (the "Twelfth Amendment").

		C. The Borrower has requested that the Lender extend the Revolving Credit Maturity Date, increase the Revolving Credit Committed Amount, and consent to the sale by the Borrower of, and release its Lien in, all of its remaining real property located in Asheboro, North Carolina, a portion of which real property is subject to the Lien of the Asheboro Deed of Trust and is part of the Collateral.

		D. The Lender has appointed LaSalle Business Credit, Inc. (the "Agent") to act as its agent in connection with the servicing, monitoring and maintenance of the credit facilities extended to the Borrower under the Credit Agreement and the Agent, in its capacity as the agent for the Lender, is authorized to sign this Thirteenth Amendment in the name of the Lender.

		E. The Lender has agreed to such requests, upon the terms and subject to the conditions set forth herein, and to accomplish the foregoing, the Borrower and the Lender have agreed to enter into this Thirteenth Amendment.

	NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENTS

1. Amendment to Definitions.  The definitions of "Revolving
Credit Committed
Amount" and "Revolving Credit Maturity Date" in Article 1 of the Credit Agreement are each hereby deleted and replaced with the following:

"Revolving Credit Committed Amount" shall mean Five Million Dollars
($5,000,000).

"Revolving Credit Maturity Date" shall mean October 31, 2001.

		2. New Definitions.  The following additions are hereby made to
Article 1, Definitions, in alphabetical order:

	"Thirteenth Amendment" shall mean the Thirteenth Amendment to Credit Agreement, dated as of July 16, 2001, by and between the Borrower and the Lender.

"Thirteenth Amendment Closing Date" shall mean  July 16, 2001.

	3.  Amendments to Financial Reports.   Section 5.01(f) is amended by
adding a new Section 5.01(f)(vi) as follows:

"(vii)	No less than once each week, a summary aging of all accounts receivable outstanding as of the end of the previous week."

		4. Amendments to Financial Covenants. Section 6.01, Financial Covenants, is amended in its entirety to read as follows:

"6.01	Financial Covenants.

(a) Sales. Sales, as calculated in accordance with GAAP, of the Borrower and its Subsidiaries for each period set forth below shall not be less than the amount set forth below corresponding to such period:

	Period						Sales

		July 2001					$1,425,000
		July and August 2001				$3,565,000
		July, August and September 2001		$5,900,000
		July, August, September and
October 2001					$9,000,000

(b)	Consolidated Net Income.  Consolidated Net Income for each period set forth below shall not be less than the amount set forth below corresponding to such period:

		Period						Consolidated Net Income

		July 2001					($100,000)
		July and August 2001				$-0-
		July, August and September 2001		$150,000
		July, August, September and
October 2001					$525,000

(c)	Consolidated Working Capital.  Consolidated  Working Capital for each day during the period set forth below shall not be less than the amount set forth below corresponding to such period:

		Period					Consolidated Working  Capital

		July 2001					$1,500,000
		August 2001					$1,600,000
		September 2001				$1,700,000
		October 2001					$1,800,000

(d)	Consolidated Tangible Net Worth.  Consolidated Tangible Net Worth for
each day during the period set forth below shall not be less than the amount set forth below corresponding to such period:

		Period				Consolidated Tangible Net Worth

		July 2001					$800,000
		August 2001					$800,000
		September 2001				$1,050,000
		October 2001				$1,425,000


(e)	Consolidated Leverage Ratio.  Consolidated  Leverage Ratio for each day during the period set forth below shall not be less than the ratio set forth below corresponding to such period:

	Period					Consolidated  Leverage Ratio

		July 2001					10.0 to 1.0
		August 2001					10.0  to 1.0
September 2001				 9.0 to 1.0
		October 2001					 8.0 to 1.0"


REPRESENTATIONS AND WARRANTIES;
CONSENT BY THE LENDER

		5.  	Other Representations and Warranties.  Each of the
representations and warranties (as amended hereby) made by the Borrower in
Article 3 of the Credit Agreement are true and correct on and as of the Thirteenth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

		6. 	 Consent by the Lender.  The Lender grants its consent to the sale by the Borrower of all of its remaining real estate located in Asheboro,
North Carolina for a purchase price of not less than $990,000 payable in cash at the closing and agrees to release its Lien in that portion of such real property encumbered by the Asheboro Deed of Trust.

CONDITIONS PRECEDENT

		7. Conditions to Effectiveness of this Thirteenth Amendment and Consent. The amendments made to the Credit Agreement by this Thirteenth Amendment as set forth in Sections 1,2, 3 and 4 hereof, and the consent by the Lender as set forth in Section 6 hereof, are each subject to the satisfaction, immediately prior to or concurrently with the execution of this Thirteenth Amendment, of each of the following conditions precedent:

			(a) Thirteenth Amendment. The Lender shall have received this Thirteenth Amendment, duly executed by the Borrower.

(b) Sale of Real Estate. By no later than July 18, 2001, the Borrower shall have sold all of its remaining real estate located in Asheboro, North Carolina for a purchase price of not less than $990,000 payable in cash at the closing, and all of the sale proceeds, net of closing costs approved by the Lender, shall have been paid directly to the Lender, for the account of the Borrower, for application to the Obligations.

			(c) Extension Fee. The Lender shall have received in immediately available funds an extension fee of $50,000.

			(d) Fees, Expenses. Etc. All fees and other compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Thirteenth Amendment Closing Date shall have been paid or received.

			(e)  Other Conditions Precedent.   Each of the conditions
precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

MISCELLANEOUS


		8.  	Reaffirmation: No Waiver.   Except as expressly modified
herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby, and are hereby reaffirmed by all of the parties.
In the event of any conflict between this Thirteenth Amendment and any other Loan Document, the provisions of this Thirteenth Amendment shall prevail.

		9.  	Release by Borrower.  The Borrower acknowledges and agrees
that: (i) it has no claim or cause of action against the Lender, any parent, subsidiary or affiliate of the Lender, or representatives or agents (all of which parties besides the Lender are herein collectively the "the Lender's Agents"); (ii) it has no offset or defense against any of its obligations, indebtedness or contracts in favor of the Lender; and (iii) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with the Borrower. The release set forth in this Section 9 shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released hereunder. Nothing in this release as set forth herein shall be construed as (or shall be admissible in any legal action or proceeding as) any admission by the Lender or any of the Lender's Agents that any defense, indebtedness, obligation, liability, contract, claim or cause of action exists which is within the scope of those released within this Section 9 because the Lender denies that any such matters exist and regards this release as unnecessary except to confirm its understanding of the position of the parties.

		10. 	 Severability.  The provisions of this Thirteenth Amendment
are intended to be severable. If any provision of this Thirteenth Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

		11.   	Prior Understandings.   This Thirteenth Amendment
supersedes all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

		12. Counterparts. This Thirteenth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

		13.  	 Successors and Assigns.  This Thirteenth Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

		14.  	 Fees and Expenses.  The Borrower shall pay all of the
Lender's fees and expenses incurred in connection with the negotiation, execution and delivery of this Thirteenth Amendment and the consummation of the transactions contemplated hereby, including, without limitation, legal fees and expenses.

		15. 	 Governing Law.  THIS THIRTEENTH AMENDMENT SHALL BE
GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW
PRINCIPLES.




[Signatures Begin on the Next Page]



	IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Thirteenth Amendment as of the date first above written.


ATTEST: 					B.B. WALKER COMPANY


By    S/REBECCA S. RICH			By:  S/KENT  T. ANDERSON
	Assistant Corporate Secretary		Kent T. Anderson,
President
[Corporate Seal]


MICHIGAN NATIONAL BANK, as
successor in interest to Mellon Bank,
N.A.

By: LASALLE BUSINESS CREDIT, INC.,
	Its agent

                                     By:      S/ROGER ATTIX
								Authorized Signatory6